Exhibit 99.B.(l)

January 25, 2010

ING Infrastructure, Industrials and Materials Fund

7337 East Doubletree Ranch Road

Scottsdale, AZ  85258

Ladies and Gentlemen:

We have acted as counsel to ING Infrastructure, Industrials and Materials Fund, a Delaware statutory trust (the “Fund”), in connection with the public offering of common shares of beneficial interest, par value $.01 per share (the “Common Shares”), of the Fund pursuant to the Registration Statement on Form N-2 (1933 Act File No. 333-147343 and 1940 Act File No. 811- 22144), and all amendments thereto (the “Registration Statement”).

In rendering this opinion, we have examined such matters of fact and questions of law as we have considered appropriate in connection with the opinions hereinafter set forth, including without limitation the Amended and Restated Declaration of Trust of the Fund made on December 14, 2009 (the “Declaration of Trust”).  We have assumed the genuineness of all signatures examined by us, the authenticity of all documents examined by us as originals, the conformity to authentic original documents of all documents examined by us as certified, conformed or photostatic copies and the authenticity of the originals of such documents.  As to certain matters of fact, we have relied upon representations made by the Fund and upon representations, both oral and written, of officers and other representatives or agents of the Fund and statements of public officials, without independent verification of the accuracy of such representations or statements.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

(i)            The Fund has been duly formed and is validly existing in good standing as a statutory trust under the laws of the State of Delaware.

(ii)           The Common Shares have been duly authorized and, when issued and sold in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable by the Fund.

We do not express any opinion as to matters governed by any laws other than the laws of the State of Delaware.

We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement and to the reference of our firm under the caption “Legal Counsel.”  In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP